                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                                                                   EXHIBIT 99.3

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                             TEN POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109


The undersigned hereby constitutes and appoints Timothy L. Vaill and Walter
M. Pressey, each of them, as proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of common stock of Boston Private Financial Holdings, Inc. held by the undersigned as of the close of business on October 11, 2001, at the Special Meeting of Stockholders to be held at the offices of the corporation, Ten Post Office Square, Boston, Massachusetts, on November 19, 2001 commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ITEMS DESCRIBED IN PROPOSALS 1, 2 AND 3 AND AT THE PROXIES DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders, the Joint Proxy Statement with respect thereto, and hereby revoke(s) any proxy or proxies with a prior date. This proxy may be revoked at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to the Clerk of Boston Private or by voting in person at the meeting. Attendance of the shareholder at the meeting or any adjournment or postponement thereof will not in and of itself constitute revocation of this proxy.

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                    PLEASE VOTE, DATE AND SIGN ON REVERSE
                AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
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 SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                             SIDE
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/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

[LEFT COLUMN OF CARD]

------------------------------------------
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
------------------------------------------


Mark box if an address change has been noted below.                / /






RECORD DATE SHARES:



                                           ----------------
PLEASE BE SURE TO SIGN AND DATE THIS PROXY.   Date
-----------------------------------------------------------



-----Shareholder sign here--------Co-owner sign here-------

[END LEFT COLUMN OF CARD]

[RIGHT COLUMN OF CARD]

1. To approve the issuance of additional common stock, par value                                FOR       AGAINST     ABSTAIN
   $1.00 per share, of Boston Private to the shareholders of                                    / /         / /         / /
   Borel Bank & Trust Company, a California corporation, pursuant to the Agreement and Plan of Reorganization, dated as of June 27,
   2001, by and among Boston Private and Borel.

2. To approve and adopt the Boston Private 2001 Employee Stock                                  FOR       AGAINST     ABSTAIN
   Purchase Plan.                                                                               / /         / /         / /

3. To approve an amendment to Boston Private's articles of
   organization to increase the aggregate number of authorized shares of common                 / /         / /         / /
   stock, par value $1.00 per share, by 40,000,000 shares from 30,000,000 to
   70,000,000 shares of common stock.

4. In their discretion, the proxies are authorized to vote upon such                            FOR       AGAINST     ABSTAI
   other matters as may properly come before the meeting or any adjournment                     / /         / /         / /
   thereof.

   Mark box at right if you plan to attend the Meeting.                                                                 / /

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NOTE: Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. Where there is more than one holder, each should sign the proxy card. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
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  DETACH CARD                                               DETACH CARD


[END RIGHT COLUMN]

                      BOSTON PRIVATE FINANCIAL HOLDINGS, INC

Dear Shareholder,

Please take note of the important information enclosed with this proxy card. Your vote counts, and you are urged to exercise your right to vote your shares. To vote your shares, please mark the boxes on this proxy card to indicate how your shares are to be voted, sign and detach the proxy card, and return the proxy card in the enclosed postage paid envelope. Please note that your vote must be received prior to the Special Meeting of Shareholders on November 19, 2001. Thank you in advance for your prompt consideration of these matters.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. YOU ARE URGED TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES.

Sincerely,

Boston Private Financial Holdings, Inc.